UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2013

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 29, 2013, Outerwall Inc. (the “Company”) entered into a letter agreement (the “DSB Agreement”) with Wells Fargo Bank, National Association and Wells Fargo Securities, LLC as agent (collectively, “Wells Fargo”), to effect discounted share repurchases of Company common stock under current share repurchase authorizations of the Company’s Board of Directors (the “Board”). As of October 29, 2013, the Company was authorized to repurchase up to $300.4 million of its common stock.

Under the DSB Agreement, the Company will pay a purchase price of $100 million to Wells Fargo on October 30, 2013. Under the terms of the DSB Agreement, the Company is expected to receive multiple interim deliveries of its common shares from Wells Fargo, with the final delivery of shares to be made by Wells Fargo prior to the end of 2013. The final number of shares that the Company will repurchase under the DSB Agreement will be determined based on a discount to the arithmetic mean of the volume-weighted average prices of the Company’s common stock for each averaging date over the course of the calculation period. The Company will be under no obligation to compensate Wells Fargo if the calculated number of shares to be repurchased at the conclusion of the calculation period is less than the number of shares previously delivered at the initial delivery dates.

The Company’s outstanding shares used to calculate earnings per share will be reduced by the number of common shares repurchased pursuant to the DSB Agreement as they are delivered to the Company, and the $100 million purchase price will be recorded as a reduction in stockholders’ equity upon its payment.

The DSB Agreement contains certain terms customary for agreements of this type, including provisions for adjustments upon the occurrence of certain extraordinary corporate and market events and setting forth certain circumstances under which the DSB Agreement may be modified, extended, terminated or unwound early.

On October 29, 2013, the Company also adopted a pre-arranged stock trading plan for the purpose of repurchasing $50 million of the Company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions (the “10b5-1 Plan”). This plan has been established in accordance with current share repurchase authorizations of the Board. The 10b5-1 Plan will cover the repurchase of common shares commencing no earlier than January 2, 2014 and expiring no later than January 31, 2014. Repurchases are subject to SEC regulations as well as certain price, market volume and timing requirements specified in the 10b5-1 Plan, and may be amended or terminated under certain circumstances.

Wells Fargo and its affiliates have performed, and may in the future perform, various commercial banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Forward-Looking Statements. Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “will,” “expect,” “intend,” “anticipate” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this Current Report on Form 8-K include statements regarding share repurchase programs and arrangements, including potential timing, costs and share repurchase amounts, if any. Forward-looking statements are not guarantees of future actions, results, performance or events, which may vary materially from those expressed or implied in such statements. Differences may result from actions taken by the Company or its management, as well as from risks and uncertainties beyond the Company’s control, including those involving Wells Fargo and applicable broker/dealers. Such risks and uncertainties include, but are not limited to, the ability of

Wells Fargo and applicable brokers/dealers to purchase shares in connection with the DSB Agreement and the 10b5-1 Plan, fluctuations in the Company’s share price and volume, changes to Company financing arrangements, changes in financial markets and economic conditions, and changes in the Company’s strategic and financial objectives, as well as other business- and corporate-related events. The foregoing list of risks and uncertainties is illustrative but by no means exhaustive. For more information on factors that may affect the Company, please review “Risk Factors” and other disclosures described in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other public filings with the Securities and Exchange Commission. These forward-looking statements reflect the Company’s expectations as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

	By:	/S/ GALEN C. SMITH
Date: October 29, 2013		Galen C. Smith
Chief Financial Officer

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